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As filed with the Securities and Exchange Commission on March 24, 2003 Registration No. 333-73986

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	7375	41-1901640
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, MN 55344
(612) 253-1234
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

Joel A. Ronning
Chief Executive Officer
Digital River, Inc.
9625 W. 76th Street, Suite 150
Eden Prairie, MN 55344
(612) 253-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Michael J. Sullivan
Virginia C. Edwards
Cooley Godward llp
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

Deregistration Of Securities

        On November 26, 2001, we filed a Registration Statement on Form S-3 (File No. 333-73986, the "Registration Statement") covering 927,939 shares of our common stock to be sold from time to time by Orbit Commerce, Inc. ("Orbit"). In connection with the dissolution of Orbit, Orbit distributed a portion of the shares to its stockholders and distributed the remaining shares to the Orbit Commerce Liquidating Trust, a Delaware business trust (the "Trust"). Each of these persons and entities, in turn, became our stockholders. The Registration Statement was filed in order to register shares of our common stock issued to Orbit, and subsequently to these stockholders, pursuant to an asset purchase agreement we entered into with Orbit on September 14, 2001. We are hereby deregistering 231,393 shares of our common stock previously registered pursuant to the Registration Statement that remain unsold.

        In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all of the shares that have not been sold under this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on March 20, 2003.

DIGITAL RIVER, INC.
By:	/s/ JOEL A. RONNING Joel A. Ronning Chief Executive Officer, Member of the Office of President and Director

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capabilities and on the date indicated.

Signature	Title	Date

/s/ JOEL A. RONNING Joel A. Ronning	Chief Executive Officer, Member of the Office of President and Director (Principal Executive Officer)	March 20, 2003
/s/ CARTER D. HICKS Carter D. Hicks	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 19, 2003
* Perry W. Steiner	Director	March 20, 2003
* William Lansing	Director	March 20, 2003
* Thomas F. Madison	Director	March 20, 2003
* Frederic Seegal	Director	March 20, 2003
* J. Paul Thorin	Director	March 20, 2003
* Timothy C. Choate	Director	March 20, 2003
By:	/s/ JOEL A. RONNING Joel A. Ronning (Attorney-in-fact)	March 20, 2003

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Deregistration Of Securities
SIGNATURES